MANJIT SINGH CPA P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Member American Institute of Certified Public Accountants
Member Virginia Society of Certified Public Accountants
Firm Participant in AICPA Peer Review Program

7309 Arlington Blvd., Suite # 201 • Falls Church • VA 22042 • Phone (703) 280-5658 • Fax (703) 280-5666

To The Shareholders
Global Explorations, Inc.
2624 Ironforge Road
Herndon Virginia 20171

We have reviewed the accompanying balance sheet of Global Explorations Inc. (a development stage company) as of July 31, 2002 and the related statements of loss and deficit accumulated during the development stage and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of management of Global Explorations, Inc

A review consists principally of inquires of company personnel and analytical procedures applied to the financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, with the exception of the matter discussed in the following paragraph, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in note 1(b). These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Manjit Singh CPA PC

Manjit Singh CPA P.C.
Certified Public Accountants
September 16, 2002

MANJIT SINGH CPA P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Member American Institute of Certified Public Accountants
Member Virginia Society of Certified Public Accountants
Firm Participant in AICPA Peer Review Program

7309 Arlington Blvd., Suite # 201 • Falls Church • VA 22042 • Phone (703) 280-5656 • Fax (703) 280-5666

GLOBAL EXPLORATIONS INC.
(A Development Stage Company)
Balance Sheet
JULY 31, 2002

ASSETS

CURRENT ASSETS	
Cash	$ 2,500
Stock subscriptions receivable	$ 40,000
Software development costs	202,350
Total Assets	$ 244,850

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES	
Current	
Accounts payable - total liabilities	$ 17,011
SHAREHOLDERS' EQUITY	
Shareholders' Capital	
Authorized	
80,000,000 common shares, par value $0.0001 per share	
20,000,000 preferred shares, par value $0.0001 per share	
Issued and Outstanding	
43,403,882 common shares	4,340
18,000,000 preferred shares	1,800
Contributed Surplus	2,504,993
Deficit Accumulated During The Development Stage	(2,283,294)
	227,839
Total Liabilities and Sharehoders' Equity	$ 244,850

See accompanying notes and accountant's report

MANJIT SINGH CPA P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Member American Institute of Certified Public Accountants
Member Virginia Society of Certified Public Accountants
Firm Participant in AICPA Peer Review Program

7309 Arlington Blvd., Suite # 201 • Falls Church • VA 22042 • Phone (703) 280-5656 • Fax (703) 280-5666

GLOBAL EXPLORATIONS INC.

(A Development Stage Company)

STATEMENT OF LOSS AND DEFICIT

For The Three Months Ended July 31, 2002

Expenses	
Bank charges	$ 12
Professional fees	1,500
Loss from operations - loss for quarter	(1,512)
Deficit Accumulated During The development Stage	
May 1, 2002	(2,281,782)
July 31, 2002	(2,283,294)
Net Loss Per Shares	$ -

See accompanying notes and accountant's report

MANJIT SINGH CPA P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Member American Institute of Certified Public Accountants
Member Virginia Society of Certified Public Accountants
Firm Participant in AICPA Peer Review Program

7309 Arlington Blvd., Suite # 201 • Falls Church • VA 22042 • Phone (703) 280-5656 • Fax (703) 280-5666

GLOBAL EXPLORATIONS INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For The Three Months Ended July 31, 2002

Cash Flows From Operating Activities		
Loss from operations	$	(1,512)
Increase in accounts payable		1,512
		-
Cash Flows From Financing Activities		
Increase in contributed surplus		2,500
Increase in Cash	$	2,500

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:

During the quarter ended July 31, 2002 thec Company sold 6,909,090 common shares with a fair value of $40,000 on subscription.

See accompanying notes and accountant's report

MANJIT SINGH CPA P.C.
CERTIFIED PUBLIC ACCOUNTANTS

GLOBAL EXPLORATIONS INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2002

1. **Nature Of Operations**

   a) Development Stage Activities

   The Company is in the process of developing the software to launch a nationwide Internet service provider specifically targeting the Indian community. Users will receive nationwide Internet access; a web based email system and online account access as well as technical support via telephone and email.

   b) Going Concern

   The Company will need additional working capital to be successful in its planned activities and to service its current debt for the coming year and, therefore, continuation of the Company as a going concern is dependant upon the additional working capital necessary to accomplish its objective. Management has developed a strategy, which it believes will accomplish this objective, and is presently engaged in seeking various sources of additional working capital including equity funding through a private placement and long term financing.

2. **Significant Accounting Policies**

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

MANJIT SINGH CPA P.C.
CERTIFIED PUBLIC ACCOUNTANTS

GLOBAL EXPLORATIONS INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2002

a) **Development Stage Company**
The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No.7. The Company is devoting substantially all of its present efforts to establishing new businesses and none of its planned principal operations have commenced. All losses accumulated since inception has been considered as part of the Company's development stage activities.

2. **Significant Accounting Policies (Continued)**

b) **Use of Estimates**
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c) **Software Development Costs**
Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

d) **Income Taxes**
The Company has adopted Statement of Financial Accounting Standards No. 109- "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

MANJIT SINGH CPA P.C.
CERTIFIED PUBLIC ACCOUNTANTS

GLOBAL EXPLORATIONS INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
July 31, 2002

e) **Financial Instruments**
The Company's financial instruments consist of cash and accounts payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

f) **Net Loss Per Share**

Net loss per share is calculated using the weighted average number of common shares outstanding during the period. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.

3. **Discontinued Operations**

On December 12, 2000, the Company divested itself its Canadian subsidiary, Global Explorations Inc. For reporting purposes, the results of operations and cash flow from operating activities of the subsidiary have been disclosed separately from those of the continuing operations.

MORGAN & COMPANY
CHARTERED ACCOUNTANTS

AUDITORS' REPORT

To the Shareholders and Directors
Global Explorations, Inc.
(A Development Stage Company)

We have audited the balance sheets of Global Explorations, Inc. (a development stage company) as at April 30, 2002 and 2001, and the statements of loss and deficit accumulated during the development stage, cash flows, and stockholders' equity for the years ended April 30, 2002 and 2001, and for the period from inception to April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2002 and 2001, and the results of its operations and cash flows for the years ended April 30, 2002 and 2001, and for the period from inception to April 30, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1(b). These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, B.C.

August 14, 2002

"Morgan & Company"
Chartered Accountants

Tel: (604) 687-5841
Fax: (604) 687-0075
www.morgan-cas.com

MEMBER OF ACPA INTERNATIONAL

P.O. Box 10007 Pacific Centre
Suite 1488 - 700 West Georgia Street
Vancouver, B.C. V7Y 1A1

GLOBAL EXPLORATIONS INC.
(A Development Stage Company)

BALANCE SHEETS
(Stated in U.S. Dollars)

	APRIL 30 2002	2001
ASSETS		
Software Development Costs	$ 202,350	$ 52,496
LIABILITIES		
Current		
Accounts payable	$ 15,499	$ 65,495
SHAREHOLDERS' EQUITY		
Share Capital		
Authorized:		
80,000,000 common shares, par value $0.0001 per share		
20,000,000 preferred shares, par value $0.0001 per share		
Issued and outstanding:		
36,494,792 common shares at April 30, 2002 and 14,024,792 common shares at April 30, 2001	3,649	1,402
Preferred Shares		
18,000,000 preferred shares at April 30, 2002 and 0 preferred shares at April 30, 2001	1,800	-
Contributed Surplus	2,463,184	2,264,881
Deficit Accumulated During The Development Stage	(2,281,782)	(2,279,282)
	186,851	(12,999)
	$ 202,350	$ 52,496

GLOBAL EXPLORATIONS INC.
(A Development Stage Company)

STATEMENTS OF LOSS AND DEFICIT
(Stated in U.S. Dollars)

	YEARS ENDED APRIL 30 2002	2001
Expenses		
Bank charges	$ -	$ 47
Professional fees	2,500	5,718
Stock transfer services	-	1,175
Loss From Continuing Operations	(2,500)	(6,940)
Loss From Discontinued Operations	-	(648,417)
Gain From Disposal Of Discontinued Operations	-	82,974
Net Loss For The Year	(2,500)	(572,383)
Deficit Accumulated During The Development Stage, Beginning Of Year	(2,279,282)	(1,706,899)
Deficit Accumulated During The Development Stage, End Of Year	$ (2,281,782)	$ (2,279,282)
Net Loss Per Shares		
Loss per share before discontinued operations	$ -	$ -
Discontinued operations	$ -	$ (0.04)
	$ -	$ (0.04)
Weighted Average Number Of Shares Outstanding	15,897,292	13,539,025

GLOBAL EXPLORATIONS INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
(Stated in U.S. Dollars)

	YEARS ENDED APRIL 30 2002	2001
Cash Flows From Operating Activities		
Loss from continuing operations	$ (2,500)	$ (6,940)
Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities		
Change in accounts payable	2,500	52,496
	-	45,556
Discontinued operations	-	6,480
	-	52,036
Cash Flows From Investing Activity		
Software development costs	-	(52,496)
Decrease In Cash	-	(460)
Cash, Beginning Of Year	-	460
Cash, End Of Year	$ -	$ -

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:

During the year ended April 30, 2002, the Company issued 22,470,000 common shares with a fair value of $112,350, and 18,000,000 preferred shares with a fair value of $90,000 to settle indebtedness relating to a software development contract.

GLOBAL EXPLORATIONS INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

APRIL 30, 2002

(Stated in U.S. Dollars)

	COMMON STOCK		PREFERRED SHARES		CONTRIBUTED		ACCUMULATED	
	SHARES	AMOUNT	SHARES	AMOUNT	SURPLUS	OTHER	DEFICIT	TOTAL
Balance, April 30, 2000	11,110,192	$ 1,111	-	$ -	$ 1,536,522	$ 17,116	$ (1,706,899)	$ (152,150)
Shares issued to settle debts	2,914,600	291	-	-	728,359	-	-	728,650
Translation adjustment	-	-	-	-	-	(17,116)	-	(17,116)
Net loss for the year	-	-	-	-	-	-	(572,383)	(572,383)
Balance, April 30, 2001	14,024,792	1,402	-	-	2,264,881	-	(2,279,282)	(12,999)
Shares issued for software development contract	22,470,000	2,247	18,000,000	1,800	198,303	-	-	202,350
Net loss for the year	-	-	-	-	-	-	(2,500)	(2,500)
Balance, April 30, 2002	36,494,792	$ 3,649	18,000,000	$ 1,800	$ 2,463,184	$ -	$ (2,281,782)	$ 186,851

GLOBAL EXPLORATIONS INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2002 AND 2001
(Stated in U.S. Dollars)

1. NATURE OF OPERATIONS

a) Development Stage Activities

The Company is in the process of developing the software to launch a nationwide internet service provider specifically targeting the Indian community. Users will receive nationwide internet access, a web based email system and online account access as well as technical support via telephone and email.

b) Going Concern

The Company will need additional working capital to be successful in its planned activities and to service its current debt for the coming year and, therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management has developed a strategy, which it believes will accomplish this objective, and is presently engaged in seeking various sources of additional working capital including equity funding through a private placement and long term financing.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a) Development Stage Company

The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing new businesses and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

GLOBAL EXPLORATIONS INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2002 AND 2001
(Stated in U.S. Dollars)

2. **SIGNIFICANT ACCOUNTING POLICIES** (Continued)

b) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

c) Software Development Costs

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation the asset will be amortized to expense over its estimated useful life of three years using the straight line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

d) Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

e) Financial Instruments

The Company's financial instruments consist of cash and accounts payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

f) Net Loss Per Share

Net loss per share is calculated using the weighted average number of common shares outstanding during the period. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.

GLOBAL EXPLORATIONS INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2002 AND 2001
(Stated in U.S. Dollars)

3. DISCONTINUED OPERATIONS

On December 12, 2000, the Company divested itself its Canadian subsidiary, Global Explorations Inc. For reporting purposes, the results of operations and cash flow from operating activities of the subsidiary have been disclosed separately from those of the continuing operations.

4. SUBSEQUENT EVENTS

Subsequent to April 30, 2002:

a) The Company issued 6,000,000 common shares at a fair value of $30,000.

b) The Company issued 909,090 common shares at a fair value of $10,000.

Morgan & Company

Chartered Accountants

P.O. Box 10007, Pacific Centre
Suite 1730 - 700 West Georgia Street
Vancouver, B.C. V7Y 1A1
Telephone (604) 687-5841
Fax (604) 687-0075

AUDITORS' REPORT

To the Shareholders
Global Explorations Inc.
(Formerly Trincomali Ltd.)

We have audited the consolidated balance sheets of Global Explorations Inc. (formerly Trincomali Ltd.) as at April 30, 2000 and 1999, and the consolidated statements of operations and deficit, stockholders' equity, and cash flows for the years ended April 30, 2000, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2000 and 1999, and the results of its operations and cash flows for the years ended April 30, 2000, 1999 and 1998 in accordance with United States generally accepted accounting principles.

Without qualifying our opinion, we draw attention to Note 1 to the consolidated financial statements. The Company incurred a net loss of $404,463 during the year ended April 30, 2000 and as at that date, the Company's current liabilities exceeded its current assets by $766,211. These factors, along with other matters as set forth in Note 1 raise substantial doubt that the Company will be able to continue as a going concern.

Vancouver, B.C.

July 14, 2000

Morgan & Company
Chartered Accountants

Comments by Auditors on United States – Canada Difference

In Canada, reporting standards for auditors do not permit the addition of an explanatory paragraph when the financial statements account for, disclose and present in accordance with generally accepted accounting principles conditions and events that cast substantial doubt on the Company's ability to continue as a going concern. Although our audit was conducted in accordance with both United States and Canadian generally accepted auditing standards, our report to the shareholders dated July 14, 2000 is expressed in accordance with United States reporting standards which require a reference to such conditions and events in the auditors' report.

Vancouver, B.C.

July 14, 2000

Morgan & Company
Chartered Accountants

GLOBAL EXPLORATIONS INC.
(Formerly Trincomali Ltd.)
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET
(Stated In U.S. Dollars)

	APRIL 30 2000	1999
ASSETS		
Current		
Cash	$ 460	$ 49,517
Accounts receivable	9,802	12,653
Prepaid expense	-	33,830
Marketable securities	201	66,017
	10,463	162,017
Mineral properties	-	59,287
Investments (Note 5)	614,061	-
	$ 624,524	$ 221,304
LIABILITIES		
Current		
Accounts payable	$ 46,257	$ 42,908
Due to related parties	730,417	140,379
	776,674	183,287
SHAREHOLDERS' EQUITY (DEFICIENCY)		
Share Capital		
Authorized:		
80,000,000 common shares, par value $0.0001 per share		
20,000,000 preferred shares, par value $0.0001 per share		
Issued and outstanding:		
11,110,192 common shares at April 30, 2000 and 6,782,692 common shares at April 30, 1999	1,537,633	1,175,696
Special Warrants	-	158,834
Deficit Accumulated During The Development Stage	(1,706,899)	(1,301,336)
Cumulative Translation Adjustment	17,116	4,823
	(152,150)	38,017
	$ 624,524	$ 221,304

Approved by the Board of Directors:

Director

Director

GLOBAL EXPLORATIONS INC.
(Formerly Trincomali Ltd.)
(A Development Stage Company)

CONSOLIDATED STATEMENT OF LOSS AND DEFICIT
(Stated in U.S. Dollars)

	YEAR ENDED APRIL 30 2000	1999	1998
Revenue			
Interest income	$ 352	$ 119,037	$ 888
Loss on sale of investments	(434)	-	-
Gain on exchange of assets	4,710	-	-
Gain on debt forgiveness	31,124	-	-
	35,752	119,037	888
Expenses			
Bad debts	625	-	-
Bank charges and interest	66,989	793	-
Consulting	35,349	32,636	83,681
Management fees, salaries and benefits	119,092	63,931	85,197
Office and sundry	62,446	17,560	59,916
Professional fees	77,289	28,642	75,147
Property investigation costs	5,041	12,580	159,548
Regulatory and stock transfer	13,386	8,609	7,408
Travel	59,998	39,711	3,317
	440,215	204,462	474,214
Net Loss For The Period	404,463	85,425	473,326
Deficit Accumulated During The Development Stage, Beginning Of Period	1,301,336	1,215,911	742,585
Net Asset Deficiency Of Legal Parent At Date Of Reverse Take-Over Transaction	1,100	-	-
Deficit Accumulated During The Development Stage, End Of Period	$ 1,706,899	$ 1,301,336	$ 1,215,911
Net Loss Per Share	$ 0.04	$ 0.01	$ 0.08
Weighted Average Number Of Shares Outstanding	11,110,192	6,782,692	5,475,914

GLOBAL EXPLORATIONS INC.
(Formerly Trincomali Ltd.)
(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS
(Stated in U.S. Dollars)

	YEAR ENDED APRIL 30		
	2000	1999	1998
Cash Flows From Operating Activities			
Net loss for the period	$ (404,463)	$ (85,425)	$ (473,326)
Adjustments to reconcile net loss to net cash used by operating activities:			
Change in accounts receivable	2,851	3,765	(13,025)
Change in prepaid expense	33,830	(25,724)	(6,827)
Change in marketable securities	65,816	(66,017)	-
Change in accounts payable	3,349	20,822	17,814
	(298,617)	(152,579)	(475,364)
Cash Flows From Financing Activities			
Issue of common stock	361,937	208,454	277,079
Special warrants	(158,834)	158,834	-
Advanced by a related parties	590,038	(112,888)	160,823
Disposal of mineral properties	59,287	-	-
	852,428	254,400	437,902
Cash Flows From Investing Activity			
Mineral Properties	-	(59,287)	-
Investments	(614,061)	-	-
Net asset deficiency of legal parent at date of reverse take-over transaction	(1,100)	-	-
	(615,161)	(59,287)	-
Effect Of Exchange Rate On Changes In Cash	12,293	4,823	(9,347)
Decrease In Cash	(49,057)	47,357	(28,115)
Cash, Beginning Of Period	49,517	2,160	30,275
Cash, End Of Period	$ 460	$ 49,517	$ 2,160

GLOBAL EXPLORATIONS INC.
(Formerly Trincomali Ltd.)
(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

APRIL 30, 2000
(Stated in U.S. Dollars)

	COMMON STOCK		SPECIAL WARRANTS			ACCUMULATED	
	SHARES	AMOUNT	SHARES	AMOUNT	OTHER	DEFICIT	TOTAL
Balance, April 30, 1997	4,998,708	$ 690,163	-	$ -	$ (9,347)	$ (742,585)	$ (61,769)
Shares Issued For Cash	500,000	174,703	-	-	-	-	174,703
Shares Issued For Debt Conversion	250,000	87,351	-	-	-	-	87,351
Shares Issued From Share Options	20,000	4,892	-	-	-	-	4,892
Shares Issued For Option Agreement	50,000	10,133	-	-	-	-	10,133
Translation Adjustment	-	-	-	-	9,347	-	9,347
Net Loss For The Period	-	-	-	-	-	(473,326)	(473,326)
Balance, April 30, 1998	5,818,708	$ 967,242	-	$ -	$ -	$ (1,215,911)	$ (248,669)
Shares Issued From Share Options	250,000	57,725	-	-	-	-	57,725
Special Warrants Issued	-	-	1,575,000	158,834	-	-	158,834
Shares Issued For Debt Conversion	713,984	150,729	-	-	-	-	150,729
Translation Agreement	-	-	-	-	4,823	-	4,823
Net Loss For The Period	-	-	-	-	-	(85,425)	(85,425)
Balance, April 30, 1999	6,782,692	$ 1,175,696	1,575,000	$ 158,834	$ 4,823	$ (1,301,336)	$ 38,017
Exercise Of Special Warrants	-	-	(1,575,000)	(158,834)	-	-	(158,834)
Shares Issued For Cash	3,555,000	361,937	-	-	-	-	361,937
Cancellation Of Escrowed Shares	(375,000)	-	-	-	-	-	-
Exchange Of Shares To Acquire Subsidiary							
Global Explorations Corp.	(9,962,692)	-	-	-	-	-	-
Global Explorations Inc. (formerly Trincomali Ltd.)	1,147,500	-	-	-	-	-	-
Shares Issued To Acquire Subsidiary	9,962,692	-	-	-	-	-	-
Net Asset Deficiency Of Legal Parent At Date Of Reverse Take-Over Transaction	-	-	-	-	-	(1,100)	(1,100)
Translation Adjustment	-	-	-	-	12,293	-	12,293
Net Loss For The Period	-	-	-	-	-	(404,463)	(404,463)
Balance, April 30, 2000	11,110,192	1,537,633	-	-	17,116	(1,706,899)	(152,150)

GLOBAL EXPLORATIONS INC.
(Formerly Trincomali Ltd.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2000
(Stated in U.S. Dollars)

1. NATURE OF OPERATIONS

The Company is in the process of pursuing suitable investment opportunities in the mineral resource sector. At the present time, recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful attainment of the Company's business objectives is dependent upon obtaining adequate financing, and achieving a level of sales adequate to support the Company's cost structure.

2. SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

a) Consolidation

These consolidated financial statements include the accounts of the Company, its 95% owned Canadian subsidiary, Global Explorations Inc. (formerly Global Explorations Corp.) and its 80% owned India subsidiaries Evernew Software Solutions Private Limited and A.S. Hi-Tech Informatics Private Limited.

b) Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

c) Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – "Accounting For Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion, or all if a deferred tax asset, will not be realized, a valuation allowance is recognized.

2. **SIGNIFICANT ACCOUNTING POLICIES** (Continued)

d) Foreign Currency Translation

The operations of the Company's subsidiary, Global Explorations Inc. (formerly Global Explorations Corp.), are located in Vancouver, Canada and its functional currency is the Canadian dollar. The consolidated financial statements have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's consolidated financial statements are included as a separate component of shareholders' equity.

e) Financial Instruments

The Company's financial instruments consist of cash and accounts payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

f) Net Loss Per Share

Net loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue, and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.

(Stated in U.S. Dollars)

3. ACQUISITION OF SUBSIDIARY

Effective October 15, 1999, Global Explorations Inc. (formerly Trincomali Ltd.) acquired 95% of the issued and outstanding shares of Global Explorations Corp. by issuing 9,962,692 common shares. Since the transaction resulted in the former shareholders of Global Explorations Corp. owning the majority of the issued shares of Global Explorations Inc. (formerly Trincomali Ltd.), the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Global Explorations Corp. of the net assets and liabilities of Global Explorations Inc. (formerly Trincomali Ltd.). Under this purchase method of accounting, the results of operations of Global Explorations Inc. (formerly Trincomali Ltd.) are included in these consolidated financial statements from October 15, 1999.

Global Explorations Inc. (formerly Trincomali Ltd.) had a net asset deficiency at the acquisition date, therefore, the 9,962,692 shares issued on acquisition were issued at an ascribed value of $Nil with the net asset deficiency of $1,100 charged to deficit. Global Explorations Corp. is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the consolidated balance sheet at their previously recorded amounts.

The acquisition is summarized as follows:

Current Liabilities	
Accounts payable	$ 1,100
Net Asset Deficiency	$ (1,100)

4. INVESTMENTS

	2000	1999
United Development International, 3,225,000 common shares	**$ 614,061**	$ -

GLOBAL EXPLORATIONS INC.
(Formerly Trincomali Ltd.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

APRIL 30, 2000
(Stated in U.S. Dollars)

5. NEW ACCOUNTING STANDARDS

a) Effective December 15, 1995, Statement of Financial Accounting Standards No. 123 ("SFAS-123") "Accounting For Stock-Based Compensation" was adopted for United States GAAP purposes. SFAS-123 enables a company to elect to adopt a fair value methodology for accounting for stock based compensation. The Company has determined that the fair value of stock options is similar to the issue price at the time of granting. The Company does not expect to elect to adopt the fair value methodology, although the pro-forma results of operations and earnings per share determined as if the fair value methodology had been applied will be disclosed as required under SFAS-123 in future years.

b) In March, 1995, Statement of Financial Accounting Standards No. 121 ("SFAS-121") "Accounting For Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of" was issued. Certain long-lived assets held by the Company must be reviewed for impairment whenever events, or changes in circumstances, indicate the carrying amount of an asset may not be recoverable. Accordingly, the impairment loss is recognized in the period it is determined. The Company has adopted these standards. There was no material effect on its financial position or results of operations of the Company from its adoption.

6. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.

7. SUBSEQUENT EVENTS

Subsequent to April 30, 2000 the Company has signed a letter of intent with IndiaMART InterMESH Ltd. in connection with its assessment of the viability of its joint venture participation with IndiaMART in the exploitation of IndiaMART's existing internet business to business yellow pages directory service.

Shareholder Name /Address	Shares	Date Issued	Level	Type
ANTHONY D ACQUISTO	150,000.00	20-Dec-00	1	
300 NORTH VANBUREN				
MILLWAUKEE, WI 53202				
DAVID S ADAMCHUK	5,500.00	29-Mar-00	1	Restricted
5932 PATTERSON AVE				
APT 707				
BURNABY, BC CANADA V5H 4B4				
JOHN P ALEVRAS	10,000.00	3-Mar-00	1	Restricted
3870 W BRADWAY				
VANCOUVER, BC CANADA V6R 2C3				
BENITA B ANDERSON	1,000.00	3-Feb-00	1	Restricted
615 NEWDALE RD				
WEST VANCOUVER, BC CANADA V7T 1W7				
ROGER K ARBEAU	11,500.00	29-Mar-00	1	Restricted
11160 ROUTE 105				
MUNIAC, NB CANADA E7N 3V7				
CINDY LEE BATH & KULDEEP BATH JTROS	3,000.00	15-Mar-00	1	Restricted
957 LAUREL PL				
KAMLOOPS, BC CANADA VIS 1R3				
LINDA ANN BENTZ	500.00	15-Mar-00	1	Restricted
720 YATES RD				
KAMLOOPS, BC CANADA V2B 6C9				
KIM BESSETTE	25,000.00	10-Aug-00	1	Restricted
4815 ELBOW DR SW				
CALGARY, AB CANADA T2S 2L2				
SCOTT BONERTZ	18,000.00	10-Aug-00	1	Restricted
157 WINDERMERE RD SW				
CALGARY, AB CANADA T3C 3K9				
	10,000.00	19-Dec-00	1	
2 Outstanding Certificates Totaling:	28,000.00			
MICHAEL BOVAIRD	9,375.00	10-Aug-00	1	
56 SCOTIA POINT NW				
CALGARY, AB CANADA T3L 2C5				
	4,000.00	19-Dec-00	1	
2 Outstanding Certificates Totaling:	13,375.00			
GORDON BOYD	40,000.00	10-Aug-99	1	
655 FLORENCE ST				
COQUITLAM, BC CANADA V3J 4C5				
MADELINE BRANDT	10,000.00	28-Oct-99	1	Restricted
2888 260TH ST				
ALDERGROVE, BC CANADA V4W 2Z8				
STEPHEN BUTT	20,000.00	7-Nov-00	1	Restricted
30 PROMINENCE VIEW SW				
CALGARY, AB CANADA T3H 3M8				
STEVEN BUTTS	42,600.00	18-Jan-01	1	Restricted
SUITE 310				
333 11 AVE SW				
CALGARY, AB CANADA T2R 1L9				
GORDON CLEMENTS	52,501.00	19-Jun-00	1	Restricted
4 FL - 777 W BROADWAY				
VANCOUVER, BC CANADA V5Z 1J5				
PATTI COLDICUTT	1,000.00	19-Nov-01	1	
1833 MACDONALD ST				
VANCOUVER, BC CANADA V6K 3X7				

BRIAN COOPER	2,000.00	26-Oct-00	1	
119 CARR CRES				
OKOTOKS, AB CANADA T0L 1H4				
MARK A COUTURE	500.00	29-Mar-00	1	
13 MYSTIC DR				
OTTAWA, ON CANADA K1V 1K3				
KATHERINE DANKSWICH	1,000.00	14-Dec-98	1	
119-6420 SILVER AVE				
BURNABY, BC CANADA V5H 2Y5				
ANGELO DESIMONE	500.00	19-Jun-00	1	Restricted
P.O. BOX 2387				
MERRITT, BC CANADA V0K 2B0				
COLLEEN DIEDERICHS	20,000.00	4-Nov-00	1	
30 BROMINENCE VIEW SW				
CALGARY, AB CANADA T3H 3M8				
	10,000.00	19-Dec-00	1	
2 Outstanding Certificates Totaling:	30,000.00			
TOM DIEDERICHS	41,000.00	7-Nov-00	1	
8 FISHERMAN'S LANDING				
CALGARY, AB CANADA T3Z 1A9				
	4,000.00	7-Nov-00	1	
	38,500.00	19-Dec-00	1	
3 Outstanding Certificates Totaling:	83,500.00			
RICHARD DONALDSON	5,000.00	19-Dec-00	1	
5563 DALHART HILL NW				
CALGARY, AB CANADA T3A 1S8				
HESTER M DU PREEZ	20,000.00	13-Mar-00	1	
5885NANCY GREENE WAY				
NORTH VANCOUVER, BC CANADA V7R 4W6				
MICHAEL ERWIN	100.00	19-Jun-00	1	
3675 W 27TH AVE				
VANCOUVER, BC CANADA V6S 1R2				
MICHAEL EVERETT	6,000.00	7-Nov-00	1	
161 WESTOVER DR SW				
CALGARY, AB CANADA T3C 2S7				
	2,200.00	19-Dec-00	1	
2 Outstanding Certificates Totaling:	8,200.00			
PANUDDA FOERS	1,000.00	14-Dec-98	1	
STE 1-I GROVE END HOUSE				
GROVE END ST JOHNS WOOD				
LONDON, UK NW8 9HR				
GERRY FRANCO	5,000.00	11-Oct-99	1	Restricted
2544 E 8TH AVE				
VANCOUVER, BC CANADA V5M 1W2				
	5,000.00	11-Oct-99	1	Restricted
	5,000.00	11-Oct-99	1	Restricted
	5,000.00	11-Oct-99	1	Restricted
	5,000.00	11-Oct-99	1	Restricted
	5,000.00	11-Oct-99	1	Restricted
	5,000.00	11-Oct-99	1	Restricted
	5,000.00	11-Oct-99	1	Restricted
	5,000.00	11-Oct-99	1	Restricted
	5,000.00	11-Oct-99	1	Restricted
	5,000.00	11-Oct-99	1	Restricted
	5,000.00	11-Oct-99	1	Restricted
	30,000.00	11-Oct-99	1	Restricted
	15,000.00	17-Jan-00	1	Restricted
	15,000.00	17-Jan-00	1	Restricted
	15,000.00	17-Jan-00	1	Restricted
	15,000.00	17-Jan-00	1	Restricted
17 Outstanding Certificates Totaling:	150,000.00			

RONALD FRISBY	50,000.00	21-Mar-00	1	Restricted	
386 HIDHURST PLACA					
WEST VANCOUVER, BC CANADA V7S 1K1					
KIETH FUERST	1,000.00	28-Oct-99	1	Restricted	
34726 BLATCHFORD WAY					
ABBOTSFORD, BC CANADA V2W WM8					
DIMITRA GEORGAKOPOULOS	10,000.00	3-Mar-00	1	Restricted	
201-2855 SPRUCE ST					
VANCOUVER, BC CANADA V6H 2R4					
JAGDISH GUJRAL	50,000.00	10-Aug-99	1		
2475 SKILIFT RD					
WEST VANCOUVER, BC CANADA V7S 2T5					
JIM HERLE	6,000.00	7-Nov-00	1		
SUITE 1 BOX 4 RR12					
CALGARY, AB CANADA T3E 6W3					
	2,200.00	19-Dec-00	1		
2 Outstanding Certificates Totaling:	8,200.00				
JOHN HUGUET	20,000.00	12-Jul-00	1	Restricted	
4788 WOODGREEN DR					
WEST VANCOUVER, BC CANADA V7S 2Z8					
DERYL R HURL	4,000.00	19-Jun-00	1		
912 ELIZABETH RD SW					
CALGARY, AB CANADA T2S 1M9					
ARAS IGNATAVICIOUS	33,900.00	9-Apr-02	1	Restricted	
15 COSMO RD					
ETOBICOKE, ON CANADA m8x 1z3					
NORMAN JESKE	43,000.00	20-Sep-01	1	Regulation S	
4836 -8A AVENUE					
DELTA, BC CANADA V4M 1S9					
CHRISTINE JOHANNESON	1,000.00	15-Mar-00	1	Restricted	
3 HIGHLAND WAY					
SHERWOOD PARK, AB CANADA T8A 5R6					
VICTOR KORAJIAN	70,000.00	12-Jul-00	1	Restricted	
32700 S FRASER WAY UNIT 6					
ABOTSFORD, BC CANADA V2T 4M5					
MARIA TERESA LATROFA	9,000.00	15-Mar-00	1	Restricted	
3434 CAMBRIDGE ST					
VANCOUVER, BC CANADA V5K 1M2					
VITO LATROFA & TERRY LATROFA	2,000.00	29-Mar-00	1	Restricted	
3434 CAMBRIDGE ST					
VANCOUVER, BC CANADA V5K 1Z8					
MARY LUM-TONG	4,000.00	20-Apr-00	1	Restricted	
1498 HARWOOD ST					
VANCOUVER, BC CANADA V5Y 3N1					

DAVE MACAULEY	10,000.00	10-Aug-00	1	Restricted
2021 22 AVE SW				
CALGARY, AB CANADA T2T 0S4				
LOIS MATTHEWS	1,000.00	19-Jun-00	1	Restricted
P.O. BOX 12139				
1780-555 W HASTINGS ST				
, BC CANADA V6B 6L8				
ROBERT MATTHEWS	1,000.00	19-Jun-00	1	Restricted
4895 CAULFIELD COURT				
WEST VANCOUVER, BC CANADA V6W 3B3				
HEATHER K MCCUTCHEON	65,000.00	3-Mar-00	1	Restricted
1013 456 MOBERLY RD				
VANCOUVER, BC CANADA V5Z 4L7				
DANIEL W MCDERMOTT & ANNE L MCDERMOTT	1,000.00	15-Mar-00	1	Restricted
8380 PIGOTT RD				
RICHMOND, BC CANADA V7A 2C4				
CHARLES MILLER	30,000.00	8-Oct-99	1	Restricted
2037 E 8TH AVE				
VANCOUVER, BC CANADA V5N 1V3				
BEVERLY MYSHRALL	10,000.00	7-Nov-00	1	
110 BRAE GLEN LANE SW				
CALGARY, AB CANADA T2W 1B6				
	5,000.00	19-Dec-00	1	
2 Outstanding Certificates Totaling:	15,000.00			
JOHN PETERS	1,000.00	3-Mar-00	1	Restricted
3391 W 7TH AVE				
VANCOUVER, BC CANADA V7Y 1G1				
SHAWN RAMSEY	900.00	29-Mar-00	1	Restricted
341 APACHE TRAIL BSMT				
NORTH YORK, ON CANADA MH2 2W6				
RAUNO RATY	1,000.00	15-Mar-00	1	Restricted
2064 TOMAT AVE				
KELOWNA, BC CANADA V1Z 3C5				
WILLIAM SHAW READ	2,000.00	15-Mar-00	1	Restricted
7-750 DUNROBIN DR				
KAMLOOPS, BC CANADA VIS 1X3				
RAYMOND R REED	15,000.00	3-Mar-00	1	Restricted
16-9201 FORREST GROVE DR				
BURNABY, BC CANADA V5A 4P8				
KEN ROSS	10,000.00	6-Nov-00	1	
244 WOODFIELD RD SW				
CALGARY, AB CANADA T2W 3V9				
	5,000.00	19-Dec-00	1	
2 Outstanding Certificates Totaling:	15,000.00			
SHERRI SCHULER	300.00	29-Mar-00	1	Restricted
26 BRIDLEWOOD MANOR SW				
CALGARY, AB CANADA T2Y 3T4				
PUNEET SHARAN	10,000.00	28-Oct-99	1	Restricted
2104 - 888 HAMILTON ST				
VANCOUVER, BC CANADA V6B 5W4				

PUSHPA SHARAN	20,000.00	12-Jul-00	1	Restricted
1450 SASAMAT ST				
VANCOUVER, BC CANADA V6R 4G4				
	15,000.00	2-Feb-00	1	Restricted
2 Outstanding Certificates Totaling:	35,000.00			
WILLIAM SHARPE	45,000.00	6-Dec-00	1	
4419 29TH STREET				
VERNON, BC CANADA V1T 5B7				
CRAIG STIRRETT	1,000.00	18-Jan-01	1	
SUITE 310				
333 11 AVE SW				
CALGARY, AB CANADA T2R 1L9				
ROBERT W THORSSEN	1,500.00	19-Jun-00	1	Restricted
C/O PHUKET BOAT LAGOON				
22/1 THEPKASATRI				
PHUKET, THAILAND 83200				
RON THURMEIER	2,500.00	15-Mar-00	1	Restricted
20 MONCTON PL				
SASKATOON, SK CANADA S7H 4M6				
JULIO J TOME	300.00	15-Mar-00	1	Restricted
2643 EAST 40TH AVE				
VANCOUVER, BC CANADA V5R 2V8				
JILL M TREHAIR	13,000.00	13-Mar-00	1	Restricted
1014 ROBSON ST				
VANCOUVER, BC CANADA V6E 4L9				
CATERINA M TRIVERI	650.00	29-Mar-00	1	Restricted
8700 ACKROYD RD				
APT #119				
RICHMOND, BC CANADA V6X 3G2				
ANUJA VARSHNEY	100,000.00	8-Oct-99	1	Restricted
3594 W 34 AVE				
VANCOUVER, BC CANADA V6C 2K8				
NAVIN VARSHNEY	7,000.00	3-Mar-00	1	Restricted
1575 KAMLOOPS ST				
VANCOUVER, BC CANADA V5K 3W1				
USHA VARSHNEY	10,000.00	29-Mar-00	1	Restricted
,				
LUCILLA WATSON & ALEZ WATSON	1,500.00	15-Mar-00	1	Restricted
4097 MELIA DR				
MISSISSAUGA, ON CANADA L5C 4J1				

JEX WOODS	1.00	19-Jun-00	1	Restricted
PO BOX 1059				
POSTAL STN A				
VANCOUVER, BC CANADA V6C 2P1				
MUHAMMAD R YAQUB	1,000.00	15-Mar-00	1	Restricted
116 BUSHMILLS SQ				
SCARBOROUGH, ON CANADA M1V 1J4				
3 ACRES INC	170,940.00	26-Jun-00	1	Restricted
160 LAUREL RD				
CHURCHVILLE, PA 18966-1411				
ARON D TTEE TEDA TRADING TR 1/4/99	10,000.00	19-Nov-99	1	Restricted
STE 29 BECKWITH MALL				
BRIGTOWN, BARBADOS				
BISELL INVESTMENTS INC	33,900.00	18-Jan-00	1	Restricted
EAST BAY SHOPPING CENTER				
SUITE A159- P.O. BOX N183				
NASSAU, BAHAMAS				
BMO NESBITT BURNS INC	2,500.00	26-Oct-00	1	
1 FIRST CANADIAN PLACE				
PO BOX 150				
13TH FLOOR				
TORONTO, ONTARIO CANADA M5X 1H3				
	10,000.00	30-Nov-00	1	
	10,000.00	30-Nov-00	1	
	10,000.00	30-Nov-00	1	
	10,000.00	30-Nov-00	1	
	10,000.00	30-Nov-00	1	
	10,000.00	30-Nov-00	1	
	10,000.00	30-Nov-00	1	
	1,000.00	30-Nov-00	1	
	1,000.00	30-Nov-00	1	
	1,000.00	30-Nov-00	1	
	1,000.00	30-Nov-00	1	
12 Outstanding Certificates Totaling:	76,500.00			
CANACCORD CAPITAL CORPORATION	2,000.00	23-Feb-00	1	Restricted
PO BOX 10337				
2200 609 GRANVILLE ST				
VANCOUVER, BC CANADA V7Y 1H2				

CEDE & CO	435,724.00	2-Oct-01	1	
PO BOX 222				
BOWLING GREEN STATION				
NEW YORK, NY 10274-0222				
	500,000.00	2-Oct-01	1	
	246,720.00	8-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	29,200.00	20-Sep-00	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	500,000.00	2-Oct-01	1	
	10,000.00	4-Oct-00	1	
	500,000.00	2-Oct-01	1	
	10,000.00	4-Oct-00	1	
	10,000.00	4-Oct-00	1	
	10,000.00	4-Oct-00	1	
	10,000.00	4-Oct-00	1	
	5,750.00	4-Oct-00	1	
CEDE & CO	10,000.00	5-Oct-00	1	
	1,000.00	6-Nov-00	1	
	1,000.00	6-Nov-00	1	
	1,000.00	6-Nov-00	1	
	1,000.00	6-Nov-00	1	
	1,000.00	6-Nov-00	1	
	1,000.00	6-Nov-00	1	
	1,000.00	6-Nov-00	1	
	1,000.00	6-Nov-00	1	
	9,500.00	19-Feb-02	1	
	69,000.00	14-Dec-00	1	
	530.00	14-Dec-00	1	
	30,100.00	2-May-02	1	
	14,000.00	8-Feb-01	1	
	482,150.00	15-Oct-01	1	
	101,000.00	29-Sep-99	1	
	30,750.00	8-Jul-02	1	
	909,090.00	24-Jun-02	1	
	3,000,000.00	29-May-02	1	
46 Outstanding Certificates Totaling:	14,431,514.00			
DOMINICK & DOMINICK SECURITIES INC	1,000.00	26-Jul-02	1	Restricted
150 YORK ST, SUITE 1714				
TORONTO, ON CANADA M5H 3S5				
	7,200.00	26-Jul-02	1	Restricted
2 Outstanding Certificates Totaling:	8,200.00			
DR S H ISSEROW INC`	10,000.00	13-Mar-00	1	
3340 20TH AVE W				
VANCOUVER, BC CANADA V6S 1E4				
DUNDEE SECURITIES CORPORATION	97,000.00	21-Sep-00	1	Restricted
320 BAY STREET SUITE 800				
PO BOX 3				
TORONTO, ONT CANADA M5H 4A6				
	500.00	21-Sep-00	1	Restricted
2 Outstanding Certificates Totaling:	97,500.00			

FIRST MARATHON SECURITIES LTD	15,000.00	28-Oct-99	1	Restricted
THE EXCHANGE TOWER				
2-1ST CANADIAN PL, 3100				
PO BOX 21				
TORONTO, ONTARIO CANADA M5X 1J9				
	10,000.00	3-Feb-00	1	
2 Outstanding Certificates Totaling:	25,000.00			
GAINEY CONSULTING	23,038.00	12-Jul-00	1	Restricted
1230 ST ANDREWS RD RR1				
GIBSON, BC CANADA V0N 1V1				
HAYWOOD SEC. INC ITF VIVIAN FALCONER	7,000.00	28-Oct-99	1	Restricted
1100-400 BURRARD ST				
VANCOUVER, BC CANADA V7V 3M8				
HSBC SECURITIES CANADA	500.00	1-Feb-00	1	Restricted
105 ADELAIDE STREET WEST				
SUITE 1200				
TORONTO, ON CANADA M5H 1P9				
	1,000.00	3-Mar-00	1	Restricted
2 Outstanding Certificates Totaling:	1,500.00			
JAYVEE & CO	40,000.00	18-Apr-00	1	Restricted
P.O. BOX 611 - BAY ST				
COMMERCE COURT POSTAL STN				
TORONTO, ON CANADA M5L 1L7				
JONES GABLE & COMPANY LTD	8,000.00	3-Feb-00	1	Restricted
110 YONGE STREET				
SUITE 600				
TORONTO, ONTARIO CANADA M5C 1T6				
KJN MANAGEMENT LTD	15,000.00	12-Jul-00	1	Restricted
999 W HASTINGS ST				
SUITE 1599				
VANCOUVER , BC CADNADA V6C 2W2				
MERRILL LYNCH CANADA	15,000.00	19-Jun-00	1	Restricted
ICN I/T/F BRANT SEC LTD				
22 FRONT ST WEST 3RD FL				
TORONTO, ON CANADA M5J 2W5				

MERRILL LYNCH CANADA INC	3,000.00	16-May-02	1	Restricted
22 FRONT ST W 3RD FLOOR				
TORONTO, ONTARIO CANADA M5J 2W5				
	1,000.00	27-Mar-02	1	Restricted
	33,900.00	27-Mar-02	1	Restricted
	1,000.00	15-Mar-00	1	Restricted
	1,000.00	15-Mar-00	1	Restricted
	1,500.00	15-Mar-00	1	Restricted
	30,000.00	24-Apr-00	1	Restricted
	100,000.00	2-Jun-00	1	Restricted
	10,000.00	2-Jun-00	1	Restricted
	10,000.00	2-Jun-00	1	Restricted
	10,000.00	2-Jun-00	1	Restricted
	5,000.00	2-Jun-00	1	Restricted
12 Outstanding Certificates Totaling:	206,400.00			
MERRILL LYNCH CANADA INC I/T/F TIDEWATER	25,000.00	16-Mar-00	1	Restricted
MANAGEMENT A/C 9KWBH1B				
22 FRONT ST WEST 3RD FL				
TORONTO, ON CANADA M5J 2W5				
MIC INTERNATIONAL	22,470,000.00	9-May-02	1	Restricted
2624 IRONFORGE ROAD				
HERNDON, VA 20171				
MONEYTREE INVESTMENTS LTD	15,000.00	14-Jan-00	1	Restricted
1450 SASAMAT ST				
VANCOUVER, BC CANADA V6R 4G4				
NATIONAL BANK FINANCIAL CORP	30,000.00	11-Oct-00	1	Restricted
130 KING ST W SUITE 3100				
TORONTO, ONTARIO CANADA M5X 1J9				
NBC CLEARING SERVICES I/T/F NANCY LOUISE	10,000.00	18-Jul-00	1	Restricted
WESTON RRSP 78N27X5				
1010 DE LA GAUCHETIERE				
QUEST SUITE 1810				
MONTREAL, QC CANADA H3B 5J2				
NBC CLEARING SERVICES INCORPORATED	2,500.00	1-Feb-00	1	Restricted
1010 DE LA GAUCHETIERE W				
BUREAU 1810				
MONTREAL, QUEBEC CANADA H3B 5J2				
NESBITT BURNS I/T/F	3,000.00	24-Oct-00	1	
VITA LATROFT				
,				
NESBITT BURNS I/T/F ANNA RIPOLI	500.00	12-Oct-00	1	Restricted
A/C 8460033619				
1 CANADIAN PLACE				
PO BOX 150 13TH FL				
TORONTO , ON CANADA M5X 1H3				
NKV ENGINEERING & CONSULTING LTD	5,000.00	3-Mar-00	1	Restricted
11575 KAMLOOPS ST				
VANCOUVER , BC CANADA V5K 3W1				

OCEANWEST LANDSCAPING LTD	96,500.00	15-Mar-00	1	Restricted
201-933 SEYMOUR ST				
VANCOUVER, BC CANADA V6B 3M1				
ODLUM BROWN LIMITED	4,000.00	3-Feb-00	1	Restricted
609 GRANVILLE ST				
SUITE 1800				
VANCOUVER, BC CANADA V7Y 1A3				
RBC DOMI SEC INC I/T/F AMY WING SEE WONG	5,000.00	15-Mar-00	1	Restricted
200 BAY ST 6TH FL				
ROYAL BANK PLAZA				
NORTH TOWER				
TORONTO, ON CANADA M5J 2W7				
RBC DOMIN. SEC INC I/T/F GERALD RESNICK	1,000.00	31-Oct-00	1	Restricted
200 BAY ST 6TH FL				
ROYAL BANK PLAZA				
NORTH TOWER				
TORONTO, ON CANADA M5J 2W7				
RBC DOMINION SEC INC I/T/F	1,000.00	9-Nov-00	1	Restricted
PHILIP ANDREW BERNARD				
200 BAY ST 6TH FL ROYAL				
BANK PLAZA NORTH TOWER				
TORONTO, ON CANADA M5J 2W7				
RBC DOMINION SEC INC I/T/F BOGDAN LANGE	1,000.00	15-Mar-00	1	Restricted
200 BAY ST 6TH FL				
ROYAL BANK PLAZA				
NORTH TOWER				
TORONTO, ON CANADA M5J 2W7				
RBC DOMINION SEC INC I/T/F WENDY M STANG	10,000.00	15-Mar-00	1	Restricted
200 BAY STREET				
ROYAL BANK PLAZA NORTH TO				
TORONTO, ONTARIO CANADA MJ5 2W7				
RESEARCH CAPITAL CORPORATION	20,000.00	8-Apr-02	1	Restricted
ERNST& YOUNG TOWER				
222 BAY STREET STE 1500				
TD CENTRE PO BOX 265				
TORONTO, ONTARIO CANADA V5K 1J5				
RESEARCH CAPITAL ITF MARTIN READ 24-49NB	2,000.00	25-Feb-02	1	
ERNST & YOUNG TOWER				
TD CENTRE PO BOX 265				
TORONTO, ON CANADA M5K 1J5				
ROYTER & CO C/O ROYAL BANK OF CDA	175,000.00	3-Feb-00	1	Restricted
ROYAL BANK PLAZA				
200 BAY ST				
TORONTO, ON CANADA M5J 2J5				
RYDER PETROLEUM INC	2,000.00	8-Mar-00	1	Restricted
316-744 HASTINGS ST WEST				
VANCOUVER, BC CANADA V6C 1A5				
SCOTIA CAPITAL INC	1,000.00	1-Feb-00	1	Restricted
40 KING ST WEST				
PO BOX 4085, STATION A				
SCOTIA PLAZA				
TORONTO, ONTARIO CANADA M5W 2X6				
SIERRA FINANCE CORP	284,900.00	5-Feb-01	1	
48 PAR LA VILLE RD				
SUITE 1146				
HAMILTON, BERMUDA				
THE SANDY ADVERTISING COMPANY	16,500.00	28-Oct-99	1	Restricted
1104-1285 BEACH AVE				
VANCOUVER , BC CANADA V6E 1V4				

THOMSON KERNAGHAN & CO LIMITED	60,000.00	30-Aug-00	1	Restricted
120 ADELAIDE ST WEST				
SUITE 1600				
TORONTO, ONTARIO CANADA M5H 1T1				
	20,000.00	30-Aug-00	1	Restricted
	20,000.00	30-Aug-00	1	Restricted
	5,500.00	26-Jun-02	1	Restricted
	4,500.00	26-Jun-02	1	Restricted
	57,000.00	10-Sep-01	1	Regulation S
	10,000.00	15-Feb-00	1	Restricted
	10,000.00	23-Feb-00	1	Restricted
	1,000.00	6-Mar-00	1	Restricted
	500.00	26-May-00	1	Restricted
10 Outstanding Certificates Totaling:	188,500.00			
TIDEWATER MANAGEMENT CORP	48,799.00	10-Aug-00	1	Restricted
1600 HORNBY ST SUITE 206				
VANCOUVER, BC CANADA V6Z 2S4				
	50,000.00	5-Jan-00	1	Restricted
2 Outstanding Certificates Totaling:	98,799.00			
VALEURS MOBILIERES DESJARDINS INC	2,000.00	3-Feb-00	1	Restricted
2020 UNIVERSITY 9E ETAGE				
MONTREAL, QUEBEC CANADA H3A 2A5				
VASHISTA TECHNOLOGIES LTD	3,000,000.00	8-May-02	1	
3017 W COLORADO AVE				
SUITE 226				
COLORADO SPRINGS, CO 80904				
VENTORA INVESTMENTS LIMITED	306,814.00	18-Dec-00	1	
44 PANDORO RD				
WEST HAMPSTEAD				
LONDON, UK NW6 1TR				
	17,850.00	15-Oct-01	1	
2 Outstanding Certificates Totaling:	324,664.00			
W D LATIMER CO LIMITED	16,000.00	1-Feb-00	1	Restricted
PO BOX 96				
TORONTO DOMINION CENTRE				
TORONTO, ON CANADA M5K 1G8				
YORKTON SECURITIES INC	1,000.00	16-Feb-00	1	Restricted
PO BX 379 STOCK EXCHG TWR				
STE 3640 2 FIRST CDN PLAC				
TORONTO, ONTARIO CANADA M5X-1J8				
	2,000.00	16-Feb-00	1	Restricted
2 Outstanding Certificates Totaling:	3,000.00			
Total Number of Shareholders:	119.00			
228 Total Outstanding Certificates:	43,403,882.00			
0 Total Stopped Shares:	0.00			
130 Total Restricted Shares:	24,657,429.00			
2 Total Regulation_S Shares:	100,000.00			
0 Total B-Legend Shares:	0.00			
0 Total Warrant Shares:	0.00			
96 Total Free Trade Shares:	18,646,453.00			

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL EXPLORATIONS INC.
(Registrant)

Date: October 16, 2002 By: Puja Mehta
(Signature)*
Puja Mehta
Pres/Sec/Treas

*Print name and title of the signing officer under his signature.